Exhibit 10.6

SERVICE MODULE

FOR

FUND ADMINISTRATION AND ACCOUNTING SERVICES

between

BFA RECIPIENTS

and

STATE STREET

This Fund Administration and Accounting Services Module (the “Fund Administration and Accounting Services Module”) dated as of April 13, 2018 (the “Fund Administration and Accounting Services Module Effective Date”), entered into by and between State Street Bank and Trust Company (“State Street”) and BlackRock Fund Advisors (“BFA”) on behalf of iShares® S&P GSCI™ Commodity-Indexed Trust. iShares® S&P GSCI™ Commodity-Indexed Trust and each other BFA Recipient from time to time party to this Fund Administration and Accounting Services Module are referred to herein each as a “BFA Recipient” and collectively as the “BFA Recipients.” The BFA Recipients and State Street are collectively referred to as the “Parties” and individually as a “Party.”

WHERAS, each BFA Recipient engages in the business of investing and reinvesting its assets in the manner and in accordance with the applicable investment objective, policies and restrictions specified in its currently effective prospectus and statement of additional information (the “Registration Statement”), as amended from time to time; and

WHEREAS, copies of each BFA Recipient's Declaration of Trust or other formation document (“Formation Document”), Trust Agreement or other organizational document (“Organizational Document”), and the most recent amendment to its Registration Statement have been furnished to State Street; and

NOW, THEREFORE, for and in consideration of the agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.	BACKGROUND.

1.1	Purpose. This Fund Administration and Accounting Services Module is made and entered into with reference to the following:

(a)

Each BFA Recipient and State Street are parties to a Master Services Agreement dated as of the date hereof (the “Master Services Agreement”), which forms the basis for the Parties understanding with respect to the terms and conditions applicable to this Fund Administration and Accounting Services Module;

(b)	Except as otherwise specified herein, this Fund Administration and Accounting Services Module incorporates the terms of the Master Services Agreement.

(c)

The Parties are entering into this Fund Administration and Accounting Services Module under and pursuant to the Master Services Agreement to cover the certain fund administration and accounting services described in more detail in this Fund Administration and Accounting Services Module, the schedules hereto and the Americas Matrix (the “Fund Administration and Accounting Services”). Such Fund Administration and Accounting Services are set forth in the Fund Administration and Accounting Services in the Service Levels schedule attached hereto, and relate to Items 1, 2, 4 through 13, 16, 17, 19, 23, 24 or 26 in the Americas Matrix.

1.2

Objectives. Each BFA Recipient and State Street agree that the purposes and objectives of the Master Services Agreement apply to this Fund Administration and Accounting Services Module, subject to the limitations set forth therein.

2.	OVERVIEW AND STRUCTURE.

2.1

Overview. Subject to the terms and conditions of the Master Services Agreement and this Fund Administration and Accounting Services Module, as of the Fund Administration and Accounting Services Module Effective Date, State Street shall provide the Fund Administration and Accounting Services described in this Fund Administration and Accounting Services Module to each BFA Recipient. This Fund Administration and Accounting Services Module shall include the following Schedules:

Schedule 12-A	BFA Recipient
Schedule 12-B	Service Levels
Schedule 12-C	KPIs
Schedule 12-D	Fee Schedule

3.	DEFINITIONS.

Unless otherwise defined in this Fund Administration and Accounting Services Module, defined terms used in this Fund Administration and Accounting Services Module and the Schedules hereto and the Appendices thereto, have the meanings set forth in the Master Services Agreement.

4.	INITIAL TERM

Initial Term. The Initial Term of this Fund Administration and Accounting Services Module shall commence on the Fund Administration and Accounting Services Module Effective Date and shall continue until April 13, 2025 (7 years), unless terminated earlier or extended in accordance with the terms of this Fund Administration and Accounting Services Module or the Master Services Agreement. This Fund Administration and Accounting Services Module shall automatically terminate upon the termination of: (a) the Master Services Agreement or (b) the iGroup Module.

5.	STATE STREET RESPONSIBILITIES

5.1	Fund Administration and Accounting Services.

(a)

Each BFA Recipient is engaging State Street to provide the Fund Administration and Accounting Services specified in Schedules 12-B and 12-C to this Fund Administration and Accounting Services Module with respect to such BFA Recipient subject to the terms and conditions of this Fund Administration and Accounting Services Module. State Street agrees to act as such upon the terms and conditions hereinafter set forth.

(b)

State Street agrees to provide the Fund Administration and Accounting Services, as described in Schedules 12-B and 12-C to this Fund Administration and Accounting Services Module, as such Schedule may be amended from time to time by the consent of the Parties, in connection with the operations of each BFA Recipient.

(c)

In performing the Fund Administration and Accounting Services hereunder, State Street shall at all times act in conformity with and informed by: (i) the BFA Recipient’s Formation Document and Organizational Document, as the same may be amended from time to time; (ii) the investment objectives, policies, restrictions and other practices set forth in the BFA Recipient’s Registration Statement, as the same may be amended from time to time; and (iii) all applicable requirements of the State Street Laws and State Street Known Laws.

5.2

Books and Records. In addition to the provisions of Section 12.5 in the Master Services Agreement, State Street agrees that all records prepared and maintained by State Street relating to the Fund Administration and Accounting Services will be preserved, maintained and made available in accordance with all applicable State Street Laws and State Street Known Laws, which will be deemed to include Section 31 of the 1940 Act and the rules thereunder. Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods and maintained in a manner prescribed under such rules. All records maintained by State Street in connection with the performance of its duties under this Fund Administration and Accounting Services Module will remain the property of the BFA Recipient. Each BFA Recipient and its authorized representatives shall have reasonable access to its records relating to the services to be performed under this Fund Administration and Accounting Services Module at all times during State Street’s normal business hours. Upon the reasonable request of a BFA Recipient, copies of any such records shall be provided promptly by State Street to the BFA Recipient or its authorized representatives. In the event of a permitted termination or expiration of this Fund Administration and Accounting Services Module, all records will be delivered to the BFA Recipient as of the date of termination or expiration or at such other time as may be mutually agreed upon by the Parties.

5.3	Written Procedures. Written procedures applicable to the Fund Administration and Accounting Services to be performed hereunder may be established from time to time by mutual agreement of the Parties.

5.4

Security Valuations.  In determining security valuations, State Street will utilize one or more Third-Party Providers or Authorized Data Sources designated by a BFA Recipient to determine valuations of such BFA Recipient’s securities for purposes of calculating net asset values of such BFA Recipient. Such BFA Recipient shall identify to State Street the Third-Party Providers or Authorized Data Sources to be utilized on such BFA Recipient’s behalf. State Street shall price the securities and other holdings of such BFA Recipient and calculate applicable net asset values in accordance with the Service Level Schedule.

6.	SERVICE LEVELS

Schedules 12-B and 12-C set forth the Service Levels and Key Performance Indicators applicable to the Fund Administration and Accounting Services under this Fund Administration and Accounting Services Module. State Street will perform the Fund Administration and Accounting Services under this Fund Administration and Accounting Services Module in accordance with such Service Levels and Key Performance Indicators and Section 3 of the Master Services Agreement.

7.	FEES.

Each BFA Recipient will pay State Street the fees set forth in Schedule 12-C (Fee Schedule) hereto for the Fund Administration and Accounting Services provided by State Street under this Fund Administration and Accounting Services Module. Any payment obligations of any BFA Recipient hereunder shall be deemed satisfied if paid by iShares® Delaware Trust Sponsor LLC on its behalf.

8.	REPRESENTATIONS.

8.1

Generally. Neither State Street nor any of its employees or agents is authorized to make any representation concerning the shares of a BFA Recipient without prior written consent, except those contained in the then-current Registration Statement or applicable prospectuses and statements of additional information. State Street shall have no authority under this Fund Administration and Accounting Services Module to act as agent for a BFA Recipient, except where necessary to perform specific Fund Administration and Accounting Services under this Fund Administration and Accounting Services Module.

9.	[RESERVED].

10.	MISCELLANEOUS

10.1

Notices. Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to this Service Module will be in writing and will be effective either when delivered personally to the Party for whom intended, facsimile (with confirmation of delivery), or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties as specified below. A Party may designate a different address by notice to the other Party given in accordance herewith.

For a BFA Recipient:	c/o iShares® Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, CA 94105

With Copy To:	BlackRock Fund Advisors
400 Howard Street
San Francisco, CA 94105

For State Street:	State Street Bank and Trust Company
One Iron Street
Boston, MA 02110-1641
Attention: Michael Fontaine, Senior Vice President

With Copy To:	State Street Bank and Trust Company
Legal Division – Global Services Americas
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Attention: Senior Managing Counsel, Legal Department

10.2

Survival. Notwithstanding anything to the contrary in this Fund Administration and Accounting Services Module, each Party’s obligations under Sections 5.2 and 8 hereof shall continue and remain in full force and effect after the termination of this Fund Administration and Accounting Services Module. In addition, Sections 5, 6, 7, and 8 will continue and remain in full force and effect during the period during which State Street is required to provide Disengagement Assistance with respect to the Services hereunder after termination or expiration of this Service Module.

10.3

Single Agreement. This Fund Administration and Accounting Services Module (including any exhibits, appendices and schedules hereto), the iGroup Module, the License Agreements and the Master Services Agreement constitute the entire agreement between State Street, BFA (to the extent license agreements are with BFA), and each BFA Recipient as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Fund Administration and Accounting Services Module has been executed and delivered between State Street and BFA or such BFA Recipient.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Service Module to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

EACH BFA RECIPIENT LISTED ON SCHEDULE 12-A By: BlackRock Fund Advisors	STATE STREET BANK AND TRUST COMPANY

Name: Title:	Name: Title:

1

SCHEDULE 12-A

TO

SERVICE MODULE

FOR

FUND ADMINISTRATION AND ACCOUNTING SERVICES

BFA Recipients

SCHEDULE 12-A

iShares® S&P GSCI™ Commodity Indexed Trust

SCHEDULE 12-B

TO

SERVICE MODULE

FOR

FUND ADMINISTRATION AND ACCOUNTING SERVICES

Service Levels

SCHEDULE 12-C

TO

SERVICE MODULE

FOR

FUND ADMINISTRATION AND ACCOUNTING SERVICES

KPIs

SCHEDULE 12-D

TO

SERVICE MODULE

FOR

FUND ADMINISTRATION AND ACCOUNTING SERVICES

Fee Schedule

[see Schedule 2-D to US Funds Custody Module]